                                                FILED PURSUANT TO RULE 424(b)(3)
                                     REGISTRATION NOS. 333-103634, 333-103634-01

SUPPLEMENT DATED MARCH 9, 2004
(TO PROSPECTUS SUPPLEMENT DATED JANUARY 15, 2004
TO PROSPECTUS DATED JULY 24, 2003)

                           $619,999,100 (APPROXIMATE)

                         SEQUOIA MORTGAGE TRUST 2004-1

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             ---------------------

     The table entitled "Pre-Tax Yield (%) on the Class X-B Certificates (Priced to Maturity)" set forth on page S-77 of the prospectus supplement is deleted and replaced with the following:

                PRE-TAX YIELD (%) ON THE CLASS X-B CERTIFICATES
                              (PRICED TO MATURITY)

                                                     PERCENTAGE OF CPR
ASSUMED                ------------------------------------------------------------------------------
PURCHASE PRICE (%)*     10%      15%      20%      25%      30%      35%      36%      40%      50%
-------------------    ------   ------   ------   ------   ------   ------   ------   ------   ------
1.00%................  84.19%   83.43%   81.64%   79.53%   77.20%   74.12%   73.24%   70.42%   59.46%
1.25%................  65.35%   64.15%   61.78%   59.17%   56.40%   52.88%   51.93%   48.80%   37.22%
1.50%................  53.16%   51.55%   48.69%   45.67%   42.53%   38.67%   37.66%   34.29%   22.29%
1.75%................  44.58%   42.60%   39.34%   35.97%   32.53%   28.38%   27.33%   23.78%   11.48%
2.00%................  38.19%   35.87%   32.27%   28.60%   24.91%   20.53%   19.44%   15.74%    3.24%
2.25%................  33.20%   30.59%   26.70%   22.79%   18.88%   14.31%   13.19%    9.37%   (3.27)%
2.50%................  29.20%   26.33%   22.19%   18.06%   13.96%    9.23%    8.09%    4.17%   (8.57)%

---------------

* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

                             ---------------------